EXHIBIT INDEX

Exhibit A: Attachment to item 77B:
           Accountants report on internal control

Exhibit B: Attachment to item 77K:
           Changes to Registrant's Certifying Accountant

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Exhibit A:
Report of Independent Accountants

To the Board of Directors and Shareholders
             of Credit Suisse Capital Funds

In planning and performing our audit of the financial statements of Credit Suisse Small Cap Value Fund, Credit Suisse Blue Chip Fund and Credit Suisse Large Cap Value Fund (formerly known as, respectively, DLJ Small Company Value Fund, DLJ Core Equity Fund, and DLJ Growth and Income Fund) (constituting the Credit Suisse Capital Funds, formerly known as DLJ Focus Funds) (all funds collectively referred to as the Fund) for the year ended
October 31, 2001, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Company is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 2001.

This report is intended solely for the information and use of the Board of Directors, management and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP
December 17, 2001



Exhibit B:

Exhibit 77(k)
  Changes in Registrant's Certifying Accountant
(1) On October 2, 2001, the Board of Trustees, and
Audit Committee thereof, of the Registrant approved replacing Ernst & Young LLP with PricewaterhouseCoopers LLP as the Registrant's independent auditors. Ernst & Young LLP, as certifying accountant, did not in the past two years issue an audit report that (i) contained an adverse opinion or a disclaimer of opinion, or (ii) was qualified or modified as to uncertainty, audit scope, or accounting principles. Also, during the past two years, the Registrant had no disagreements with Ernst & Young LLP regarding accounting principles or practices, financial statement disclosure, or auditing scope or procedure.



[letter]
December 31, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Item 77K of Form N-SAR for Credit Suisse
Capital Funds (formerly DLJ Focus Funds) on behalf of
Credit Suisse Blue Chip Fund (formerly DLJ Core Equity
Fund), Credit Suisse Large Cap Value Fund (formerly DLJ
Growth and Income Fund), and Credit Suisse Small Cap
Value Fund (formerly DLJ Small Company Value Fund), and are in agreement with the statements contained therein.
We have no basis to agree or disagree with other statements of the registrant contained in the above-referenced filing.

Very truly yours,

Ernst & Young LLP